UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2024

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39413	23-2081753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Renaissance Blvd.

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(800) 355-3500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	VERX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 23, 2024, Vertex, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced offering of $300 million aggregate principal amount of 0.750% convertible senior notes due 2029 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also announced that it granted to the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $45 million aggregate principal amount of notes. In connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates and/or other financial institutions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell, or the solicitation of an offer to buy, the notes or the shares of the Company’s Class A Common Stock, if any, issuable upon conversion of the notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Pricing Press Release issued by Vertex, Inc., dated April 23, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX, INC.

Date: April 23, 2024	By:	/s/ Bryan Rowland
	Name:	Bryan Rowland
	Title:	General Counsel and Secretary